SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 15, 2011

SHELRON GROUP, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-31176	04-2968425
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
39 BROADWAY NEW YORK, NY 10006 Room 3010 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (516) 620-6794

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On June 15, 2011, the Company issued 250,000,000 newly issued shares of the Company’s common stock to Eliron Yaron, the Company’s Chairman and Chief Executive Officer, as consideration for the conversion of $250,000 in debt owed to Eliron Yaron pursuant to the March, 2005 Consulting Agreement between the Company and Hull Services, Inc., a company wholly-owned and controlled by Eliron Yaron.  This transaction was not registered under the Act in reliance on the exemption from registration in Section 4(2) of the Act, as a transaction not involving any public offering.  These securities were issued as restricted securities and the certificates were stamped with restrictive legends to prevent any resale without registration under the Act or in compliance with an exemption.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2011	Shelron Group, Inc (Registrant)
/s/ Eliron Yaron Eliron Yaron, Chairman